Exhibit 16.2

Terry L. Johnson, CPA

April 30, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

To whom it may Concern

I agree with the statement as it pertains to my firm. I have no basis to agree or disagree with the other statements of the registrant.

/s/Terry L Johnson, CPA

Casselberry, Florida